UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

FB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	No. 001-42380	99-1859402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

353 Carondelet Street, New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)

(504) 569-8640

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each Exchange on which registered
Common Stock, par value $0.01 per share	FBLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2026, Fidelity Bank (the “Bank”) and its holding company FB Bancorp, Inc. (the “Company”) informed Mr. Randall L. Baker, Chief Operating Officer, that he would be separated from the Bank effective as of June 16, 2026. Mr. Baker is entitled to receive compensation and benefits consistent with a qualifying termination pursuant to the Fidelity Bank Executive Severance Plan, the material terms of which are described in the Company’s most recent Proxy Statement filed with the Securities and Exchange Commission. The Company and the Bank will enter into a separation agreement with Mr. Baker to memorialize the terms of his separation, which will include a customary release of claims against the Company and the Bank and will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2026.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB BANCORP, INC.

Date: June 22, 2026	By:	/s/ Christopher S. Ferris
Christopher S. Ferris
President and Chief Financial Officer